Exhibit 99.1
Contact: Dana Hambly, Senior Vice President, Finance
Phone: (615) 890-9100

NHI Appoints Chris Maingot as Chief Operating Officer

MURFREESBORO, Tenn.-- (July 27, 2026) -- National Health Investors, Inc. (NYSE: NHI) announced today that it has appointed Chris Maingot as Chief Operating Officer effective July 27, 2026.

“The addition of a Chief Operating Officer enhances NHI's ability to drive long-term growth as we continue to expand our senior housing portfolio and deepen our operating relationships," said Eric Mendelsohn, President and CEO. "As the Company's first COO, Chris brings exceptional operating experience managing large senior housing portfolios and working alongside leading operators. His strategic and operational perspective will strengthen our operating platform and position NHI to capitalize on the significant opportunities ahead."

Mr. Maingot has over 20 years of senior housing experience. Prior to joining NHI, he served as Chief Executive Officer of Longview Senior Housing, a Blackstone (NYSE: BX) portfolio company, where he led the strategic management of a senior housing portfolio with operations in the United States and Canada. He was responsible for operational performance, portfolio strategy, capital deployment, operator relationships and asset repositioning initiatives.

Previously, Mr. Maingot spent more than a decade at Brookdale Senior Living (NYSE: BKD), most recently as Senior Vice President of Corporate Development and Strategic Initiatives. There, he helped shape the company's long-term strategy, oversaw relationships with major REIT and operating partners, and led initiatives involving portfolio optimization, capital allocation, healthcare strategy, and corporate development.

Mr. Maingot began his senior housing career with Horizon Bay, where he held executive leadership positions prior to the company's acquisition by Brookdale. He currently serves on the Executive Board of the American Senior Housing Association (ASHA), is a member of Argentum's Capital Advisory Group, and was a founding member of the NIC Future Leaders Council.

About National Health Investors, Inc.
National Health Investors, Inc. (NYSE: NHI), established in 1991 as a Maryland corporation, is a self-managed real estate investment trust (“REIT”). The Company owns, leases, operates and finances the development of high-quality real estate properties, focusing on senior housing communities and medical facilities. The Company operates through two reportable segments: Real Estate Investments and SHOP. The Company’s investments in real estate properties include independent living facilities, assisted living facilities, entrance-fee communities, senior living campuses, skilled nursing facilities and hospitals. For more information, visit www.nhireit.com.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial positions, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations, continued performance improvements, ability to service and refinance debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “should”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, “projects”, “target”, “likely” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, those risks and uncertainties which are described under the heading “Risk Factors” in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any forward-looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by the Company in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information in the above referenced Annual Report on Form 10-K. Copies of these filings are available at no cost on the SEC’s web site at https://www.sec.gov or on the Company’s website at www.nhireit.com.